UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2022, Astra Energy Inc. (the "Company") executed a Sale of Shares Agreement, with an effective date of October 21, 2022 (the "Agreement") with HRE Scientific Holdings Ltd. ("HRE").

HRE is the holder of 100 shares of common stock of Astra-Holcomb Energy Systems LLC ("Astra-Holcomb LLC"), its wholly owned subsidiary.

HRE holds the rights to manufacture and conduct business related to the Holcomb Energy System In Line Power Generator ("ILPG").

Pursuant to the Agreement, HRE has agreed to sell to the Company 50 shares of common stock of Astra-Holcomb LLC in consideration of 5,000,000 shares of common stock of the Company and an agreement to license for the exclusive use of the ILPG, for the territory of California for a license fee of $5,000,000 within 30 days of execution of the Agreement and an additional $5,000,000 12 months from the execution of the Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in that Company now owns 50 shares or 50% of the issued and outstanding shares of Astra-Holcombe LLC.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.29*	Sale of Shares Agreement
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Attached hereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: November 4, 2022	By:	/s/ Kermit Harris
Kermit Harris
President

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